March 7, 2011

Board of Directors

Dinello Restaurant Ventures, Inc.

2701 4th Street N., No. 102 & 103

St. Petersburg, FL  33704

Re:

Registration Statement on Form S-1 of Dinello Restaurant Ventures, Inc.

SEC File No. 333-172052

Dear Directors:

You have requested our opinion as counsel for Dinello Restaurant Ventures, Inc., a Florida corporation (the “Company”), in connection with the filing of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”),  on or about the date hereof, as to the legality of the 421,225 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share, which are being registered in the Registration Statement.

We have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the Registration Statement; the Articles of Incorporation and any amendments thereto; the Bylaws and any amendments thereto; the Company’s resolutions of the Board of Directors authorizing the issuance of shares and the registration described above; and such other corporate documents and matters as we have deemed necessary to render our opinion.  In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents.  In addition, we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the factual matters contained therein.

The opinions set forth herein are limited to matters governed by the laws of the State of Florida and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction.

Based upon the foregoing, it is our opinion that the 421,225 shares of Common Stock registered in this offering are duly authorized, legally issued, fully paid, and non-assessable under Florida law, including the statutory provisions, all applicable provisions of the Florida Constitution and all reported judicial decisions interpreting those laws.

We hereby consent to the discussion in the Registration Statement of this opinion, to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

Sincerely,

HARRISON LAW, P.A.

/s/Diane J. Harrison

Diane J. Harrison